UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2008

CASH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0398535
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)
Commission file number: 1-31955
7350 Dean Martin Drive, Suite 309
Las Vegas, Nevada 89139
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (702) 987-7169

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On June 13, 2008, Cash Systems, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Cash Access, Inc., a Delaware corporation (“GCA”), and Card Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of GCA (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving corporation (the “Merger”). GCA is a wholly-owned subsidiary of Global Cash Access Holdings, Inc. The completion of the Merger is subject to various customary conditions, including approval of the stockholders of the Company. The completion of the Merger is also subject to the condition that the Company redeem all of the Company’s outstanding Second Amended and Restated Senior Secured Convertible Notes (the “Second Amended and Restated Notes”) and Second Amended and Restated Warrants to Purchase Common Stock (the “Second Amended and Restated Warrants”) on the closing date of the Merger (the “Closing Date”) pursuant to the terms of those certain Redemption Agreements dated June 13, 2008 by and between the Company and each of the holders of the Second Amended and Restated Notes and Second Amended and Restated Warrants.
     Under the terms of the Merger Agreement, each outstanding share of the Company’s common stock (other than shares as to which dissenters’ statutory appraisal rights have been exercised and treasury shares) will be converted into the right to receive $0.50 in cash, without interest. The Merger Agreement also provides that each option to purchase the Company’s common stock will be canceled in exchange for the right to receive the excess, if any, of $0.50 multiplied by the number of shares exercisable under the underlying option over the aggregate exercise price of such option.
     The Merger Agreement may be terminated under certain circumstances, including, subject to the terms of the Merger Agreement, in certain circumstances where the Company’s board of directors determines to accept another acquisition proposal or changes, qualifies or withdraws, in any manner adverse to GCA, its recommendation that the Company’s stockholders approve the Merger. The Merger Agreement also provides that if the Merger Agreement is terminated under certain circumstances, the Company will be required to reimburse GCA for out-of-pocket costs and expenses incurred by GCA up to a maximum of $300,000 and in certain circumstances pay GCA a termination fee of $990,000.
     A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement is not comprehensive and is qualified in its entirety by reference to the full text of the attached exhibit.
     The Merger Agreement has been attached to provide stockholders of the Company and other investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations between the Company and GCA with respect to the Merger, the Merger Agreement is not intended to be a source of factual, business or operational information about the Company or GCA. The Merger Agreement contains representations and warranties that the Company and GCA made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and GCA and are subject to important qualifications and limitations agreed to by the Company and GCA in connection with negotiating the Merger Agreement. Accordingly, stockholders of the Company and other investors should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and are subject to a contractual standard of materiality different from that generally applicable to stockholders, and were used for the purpose of allocating risk between the Company and GCA rather than establishing matters as facts.

Redemption Agreements
     On June 13, 2008, the Company entered into a Redemption Agreement with each of the holders of its Second Amended and Restated Notes and Second Amended and Restated Warrants (each, a “Redemption Agreement” and collectively, the “Redemption Agreements”), pursuant to which, among other things, the Company agreed to redeem all of the Second Amended and Restated Notes and Second Amended and Restated Warrants on the Closing Date for an aggregate consideration of $21 million plus accrued but unpaid interest and subject to an additional amount payable under an excess working capital calculation, and the note holders agreed, from June 13, 2008 until the earlier of the Closing Date and the termination of the Redemption Agreements, (1) to forebear from exercising any rights or remedies they may possess under the Second Amended and Restated Notes and Second Amended and Restated Warrants, (2) to waive any rights they may possess as a result of the Merger, and (3) to refrain from converting, exercising, selling, transferring or otherwise conveying all or any portion of the Second Amended and Restated Notes and Second Amended and Restated Warrants.
     The foregoing description of the Redemption Agreements is not comprehensive and is qualified in its entirety by reference to the full text of the attached exhibits. Copies of the Redemption Agreements are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 and are incorporated herein by reference.
Amendment to Executive Employment Agreement
     On June 13, 2008, the Company entered into an Amendment to Executive Employment Agreement (the “Cashin Amendment”) with Andrew Cashin, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The Cashin Amendment amends the Executive Employment Agreement, dated March 23, 2006, between the Company and Mr. Cashin to provide that upon the effectiveness of the Merger, Mr. Cashin will resign from his corporate officer positions with the Company, but will not resign from the Company as an employee, nor will his resignation from corporate officer positions constitute a termination of the “Term” as defined therein. Until such time that the Merger becomes effective, Mr. Cashin will continue to hold his current officer positions of Executive Vice President, Chief Financial Officer and Treasurer.
     The foregoing description of the Cashin Amendment is not comprehensive and is qualified in its entirety by reference to the full text of the attached exhibit. A copy of the Cashin Amendment is attached to this Current Report on Form 8-K as Exhibit 10.6 and incorporated herein by reference.
Item 8.01. Other Events.
     In connection with the Merger, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s free internet site. Free copies of the Company’s SEC filings are also available at http://www.cashsystemsinc.com
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is contained in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on April 29, 2008. The proxy statement, when it becomes available, will provide additional information about participants in the solicitation of proxies from the Company’s shareholders.
     On June 16, 2008, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated June 13, 2008, by and among Cash Systems, Inc., Global Cash Access, Inc. and Card Acquisition Subsidiary, Inc.

10.1	Redemption Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Portside Growth and Opportunity Fund

10.2	Redemption Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Highline Capital Partners, LP

10.3	Redemption Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Highline Capital Partners QP, LP

10.4	Redemption Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Highline Capital International, Ltd.

10.5	Redemption Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Highbridge International LLC

10.6	Amendment to Executive Employment Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Andrew Cashin

99.1	Press Release dated June 16, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cash Systems, Inc.
(Registrant)

Dated: June 19, 2008	By: Name:	/s/ Andrew Cashin Andrew Cashin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated June 13, 2008, by and among Cash Systems, Inc., Global Cash Access, Inc. and Card Acquisition Subsidiary, Inc.

10.1	Redemption Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Portside Growth and Opportunity Fund

10.2	Redemption Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Highline Capital Partners, LP

10.3	Redemption Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Highline Capital Partners QP, LP

10.4	Redemption Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Highline Capital International, Ltd.

10.5	Redemption Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Highbridge International LLC

10.6	Amendment to Executive Employment Agreement, dated June 13, 2008, by and between Cash Systems, Inc. and Andrew Cashin

99.1	Press Release dated June 16, 2008